AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 1997

                                                     REGISTRATION NO. 333-39013
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                            AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------

                                MAIL-WELL, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------

        COLORADO            23 INVERNESS WAY, SUITE          84-1250533
     (STATE OR OTHER                  160                 (I.R.S. EMPLOYER
     JURISDICTION OF          ENGLEWOOD, CO 80112      IDENTIFICATION NUMBER)
    INCORPORATION OR            (303) 790-8023
      ORGANIZATION)
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------

                            ROGER WERTHEIMER, ESQ.
                          23 INVERNESS WAY, SUITE 160
                              ENGLEWOOD, CO 80112
                                (303) 790-8023
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ----------------

                                  COPIES TO:
      HERBERT H. DAVIS III, ESQ.                DAVID P. OELMAN, ESQ.
  ROTHGERBER, APPEL, POWERS & JOHNSON            ANDREWS & KURTH LLP
                  LLP                         4200 TEXAS COMMERCE TOWER
  1200 SEVENTEENTH STREET, SUITE 3000           HOUSTON, TEXAS 77002
        DENVER, COLORADO 80202                     (713) 220-4200
            (303) 623-9000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after this Registration Statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS   SUBJECT TO COMPLETION -- DATED NOVEMBER 10, 1997

--------------------------------------------------------------------------------


                                3,820,200 Shares

[LOGO OF MAIL-WELL, INC. APPEARS HERE]

                                MAIL-WELL, INC.

                                  Common Stock
--------------------------------------------------------------------------------

Of the 3,820,200 shares of common stock, par value $.01 per share (the "Common Stock"), offered hereby (the "Offering"), 3,125,000 shares are being sold by Mail-Well, Inc. ("Mail-Well" or the "Company") and 695,200 shares are being sold by certain selling shareholders of the Company (the "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Shareholders. See "Selling Shareholders."

The Common Stock of the Company is listed on the New York Stock Exchange (the "NYSE") under the symbol "MWL." On October 27, 1997, the last reported sales price of the Common Stock on the NYSE was $34.50 per share.

Concurrently with the Offering of Common Stock being made by this Prospectus,
the Company is offering $150,000,000 aggregate principal amount of   %
Convertible Subordinated Notes due 2002, which are convertible into Common
Stock at a conversion price of $    per share (the "Convertible Note
Offering"). This Offering and the Convertible Note Offering are not contingent upon one another.

SEE "RISK FACTORS" ON PAGES 10 TO 14 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                       Underwriting                Proceeds to
                           Price to   Discounts and  Proceeds to     Selling
                            Public    Commissions(1) Company(2)  Shareholders(2)
--------------------------------------------------------------------------------
Per Share...............     $            $             $             $
--------------------------------------------------------------------------------
Total(3)................  $             $            $             $
================================================================================

(1) The Company and the Selling Shareholders have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting offering expenses payable by the Company, including the expenses of the Selling Shareholders, estimated to be $300,000.
(3) The Company has granted the several Underwriters a 30-day over-allotment option to purchase up to 573,030 additional shares of the Common Stock on the same terms and conditions as set forth above. If all such additional shares are purchased by the Underwriters, the total Price to Public will be
    $   , the total Underwriting Discounts and Commissions will be $   , the
    total Proceeds to Company will be $    and the total Proceeds to Selling
    Shareholders will be $   . See "Underwriting."

--------------------------------------------------------------------------------

The shares of Common Stock are offered by the several Underwriters subject to delivery by the Company and the Selling Shareholders and acceptance by the Underwriters, to prior sale and to withdrawal, cancellation or modification of the offer without notice. Delivery of the shares to the Underwriters is expected to be made at the office of Prudential Securities Incorporated, One
New York Plaza, New York, New York, on or about November   , 1997.

PRUDENTIAL SECURITIES INCORPORATED
                         BEAR, STEARNS & CO. INC.
                                          DONALDSON, LUFKIN & JENRETTE
                                              SECURITIES CORPORATION
                                                            HANIFEN, IMHOFF INC.

November   , 1997

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses of the offering (except for SEC registration and New York Stock Exchange listing fees), all of which are to be borne by the Registrant, are as follows:

      Printing Expenses............................................... $ 60,000
      Accounting Fees and Expenses....................................   35,000
      Legal Fees and Expense..........................................   50,000
      Registrar and Transfer Agent Fees...............................    1,000
      SEC Registration Fee............................................   46,270
      New York Stock Exchange Listing Fees............................   10,500
      Blue Sky Fees...................................................    5,000
      Miscellaneous...................................................    5,000
                                                                       --------
        TOTAL......................................................... $212,770
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 7-109-101 et seq. of the Colorado Business Corporation Act ("CBCA") empowers a Colorado corporation to indemnify its directors, officers, employees and agents under certain circumstance, as well as providing for the elimination of personal liability of directors and officers of a Colorado corporation for monetary damages.

  Article V of the Articles of Incorporation of the Registrant reads as follows:

  "The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign Corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible."

  Article VI of the Articles of Incorporation of the Registrant reads as follows:

  "There shall be no personal liability of a director to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except that said personal liability shall not be eliminated to the Corporation or to the shareholders for monetary damages arising due to any breach of the director's duty of loyalty to the Corporation or to the shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in section 7-108-403, C.R.S., or any transaction from which a director derived an improper personal benefit. Notwithstanding any other provisions herein, personal liability of a director shall be eliminated to the greatest extent possible as is now, or in the future, provided for by law. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification."

  The Company has entered into Indemnity Agreements with its directors and certain key officers pursuant to which the Company generally is obligated to indemnify its directors and such officers to the full extent permitted by the CBCA as described above.

  The Company has purchased liability insurance policies covering directors and officers in certain circumstances.

ITEM  16. EXHIBITS.

  The following Exhibits are filed as a part of this Registration Statement pursuant to Item 601 of Regulation S-K:

 EXHIBIT
 NUMBER
 -------
   1.1   Underwriting Agreement
  *4.1   Form of Certificate representing the Common Stock, par value
          $0.01 per share, of the Company--incorporated by reference from exhibit 4.1 of the Company's Amendment No. 1 to the Form S-3 filed on October 29, 1997 (Reg. No. 333-35561);
  *4.2   The Company's Articles of Incorporation--incorporated by
          reference from exhibit 3(i) of the Company's Form 10-Q for the quarter ended June 30, 1997
  *5.1   Legal Opinion of Rothgerber, Appel, Powers & Johnson LLP
  *23.1  Consent of Rothgerber, Appel, Powers & Johnson LLP (Reference is
          made to Exhibit 5.1)
   23.2  Consent of Deloitte & Touche LLP
  *24.1  Power of Attorney

--------

* Previously filed

ITEM  17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d)The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e)The undersigned registrant herby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ENGLEWOOD, STATE OF COLORADO, ON NOVEMBER 7, 1997.

                                          Mail-Well, Inc.

                                             /s/        *
                                          By: _________________________________

                                            Roger Wertheimer, as attorney-in-
                                            fact for
                                            Gerald F. Mahoney, Chief Executive
                                            Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

              SIGNATURE                        TITLE                 DATE

/s/        *
-------------------------------------  Chairman of the         November 7, 1997
Roger Wertheimer, as attorney-in-      Board/ Chief
fact for Gerald F. Mahoney             Executive
                                       Officer/Director

/s/        *
-------------------------------------  President and COO       November 7, 1997
Roger Wertheimer, as attorney-in-      American Mail-Well
fact for Robert J. Terry               Envelope/ Director


/s/        *
-------------------------------------  Vice President/         November 7, 1997
Roger Wertheimer, as attorney-in-      Chief Financial
fact for Paul V. Reilly                Officer


/s/        *
-------------------------------------  Director                November 7, 1997
Roger Wertheimer, as attorney-in-
fact for Frank J. Hevrdejs


/s/        *
-------------------------------------  Director                November 7, 1997
Roger Wertheimer, as attorney-in-
fact for Frank P. Diassi


/s/        *
-------------------------------------  Director                November 7, 1997
Roger Wertheimer, as attorney-in-
fact for J. Bruce Duty


/s/                                    Director                November 7, 1997
-------------------------------------
Roger Wertheimer, as attorney-in-
fact for Jerome W. Pickholz


/s/                                    Director                November 7, 1997
-------------------------------------
Roger Wertheimer, as attorney-in-
fact for W. Thomas Stevens


*By: /s/ Roger Wertheimer

Roger Wertheimer
Attorney-in-fact

                               INDEX TO EXHIBITS

 EXHIBIT NO.                              EXHIBITS
 -----------                              --------
   1.1       Underwriting Agreement
  *4.1       Form of Certificate representing the Common Stock, par value $0.01 per share, of the Company--incorporated by reference from exhibit
              4.1 of the Company's Amendment No. 1 to the Form
              S-3 filed on October 29, 1997 (Reg. No. 333-35561);
  *4.2       The Company's Articles of Incorporation--incorporated by reference from exhibit 3(i) of the Company's Form 10-Q for the quarter ended June 30, 1997
  *5.1       Legal Opinion of Rothgerber, Appel, Powers & Johnson LLP
             Consent of Rothgerber, Appel, Powers & Johnson LLP (Reference is
  *23.1       made to Exhibit 5.1)
   23.2      Consent of Deloitte & Touche LLP
  *24.1      Power of Attorney (included on the signature page attached to this
              Registration Statement)

--------

* Previously filed

                                      II-6